EXHIBIT 23
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Staley, Okada & Partners                   Suite 400 - 889 West Pender Street
Chartered Accountants                            Vancouver, BC Canada V6C 3B2
                                                             Tel 604 694-6070
                                                             Fax 604 585-8377
                                                         info@staleyokada.com
                                                          www.staleyokada.com


                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------



We hereby consent to the use in the Rotoblock Corporation Form 10-KSB of our report dated July 11, 2005, accompanying the consolidated financial statements of Rotoblock Corporation for the year ended April 30, 2005.





                                           /s/ Staley, Okada & Partners
Vancouver, B.C., Canada                        STALEY, OKADA & PARTNERS
August 9, 2005                                  CHARTERED ACCOUNTANTS
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